Exhibit 99


September 5, 2001


Andre Davis
Cahill Gordon & Reindel
Eighty Pine Street
New York, N.Y, 10005-1702

         Re: Purchase Agreement (the "Agreement") dated September 4, 2001 entered into by and between XL Capital Ltd and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the related Registration Statement on Form S-3.

Ladies and Gentlemen:

CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011, will accept its appointment as agent for service of process for XL Capital Ltd in connection with the above referenced Purchase Agreement and related Registration Statement.

Any process received by us shall be forwarded as follows:

                     XL Capital Ltd,
                     XL House
                     One Bermudiana Road
                     Hamilton
                     Bermuda HM 11
                     Attn: Paul S. Giordano, General Counsel


We acknowledge receiving $4,005.00 for this twenty year (20) appointment commencing on September 7, 2001. Unless we are notified otherwise, our service will terminate on September 7, 2021.


Sincerely,


/s/ Sandra Stewart
Sandra D. Stewart
Customer Specialist

Order # 4771466